Exhibit 99.1

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)

Summarized below are the Company’s net sales and operating earnings (loss) by reportable segment.

	Net Sales
	GAAP Results
	For the Quarters Ended
	April 3,	July 3,	October 2,	December 31,
	2004	2004	2004	2004

Mobile Devices	$4,153	$3,951	$3,987	$5,017
Government and Enterprise Mobility Solutions	1,444	1,543	1,565	1,676
Networks	1,444	1,571	1,462	1,549
Connected Home Solutions	456	533	556	669
Other	72	82	81	108
Eliminations	(128)	(139)	(152)	(177)

Segment Totals	$7,441	$7,541	$7,499	$8,842

	Operating Earnings (Loss)
	GAAP Results
	For the Quarters Ended
	April 3,	July 3,	October 2,	December 31,
	2004	2004	2004	2004

Mobile Devices	$406	$396	$394	$532
Government and Enterprise Mobility Solutions	209	214	197	222
Networks	116	189	138	275
Connected Home Solutions	25	38	40	43
Other	(69)	(48)	(121)	(107)
Eliminations	(2)	(4)	(4)	53

Segment Totals	$685	$785	$644	$1,018

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)

Summarized below are the Company’s net sales and operating earnings (loss) by reportable segment for the years ended December 31, 2004 and December 31, 2003.

	Net Sales
	GAAP Results
	Year Ended	Year Ended
	December 31, 2004	December 31, 2003

Mobile Devices	$17,108	$11,238
Government and Enterprise Mobility Solutions	6,228	5,568
Networks	6,026	4,846
Connected Home Solutions	2,214	1,745
Other	343	293
Eliminations	(596)	(535)

Segment Totals	$31,323	$23,155

	Operating Earnings (Loss)
	GAAP Results
	Year Ended	Year Ended
	December 31, 2004	December 31, 2003

Mobile Devices	$1,728	$511
Government and Enterprise Mobility Solutions	842	663
Networks	718	148
Connected Home Solutions	146	48
Other	(345)	(107)
Eliminations	43	10

Segment Totals	$3,132	$1,273